UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 28, 2014

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2014, the Company held its annual meeting of stockholders.  The matters that were submitted to a vote of stockholders and the related results are as follows:*

1.   The following directors were elected to the following terms:

•	Barrett Brady was elected to a three-year term that will expire in 2017 (13,028,054.527 votes for, 157,714.220 votes withheld, 14,055,052.000 broker non-votes and no abstentions),

•	Conrad S. Ciccotello was elected to a three-year term that will expire in 2017 (13,029,835.527 votes for, 155,933.220 votes withheld, 14,055,052.000 broker non-votes and no abstentions), and

•	Catherine A. Lewis was elected to a two-year term that will expire in 2016 (13,011,551.527 votes for, 174,217.220 votes withheld, 14,055,052.000 broker non-votes and no abstentions),

2.
Ernst & Young LLP was ratified as the Company’s independent registered public accountants for its fiscal year ending December 31, 2014 (27,022,877.747 votes for, 143,412.000 votes withheld, 74,531.000 abstentions and no broker non-votes).

3.	The Director Compensation Plan of the Company was approved (12,607,181.937 votes for, 409,952.810 votes withheld, 14,055,052.000 broker non-votes, and 168,634.000 abstentions).

* Total votes cast for each nominee or matter, as well as broker non-votes, may vary due to the rounding of fractional shares included in the totals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated:  May 30, 2014                                                   By:  /s/ David J. Schulte
David J. Schulte
Chief Executive Officer